Exhibit (a)(1)(B)

TENDER ELECTION FORM AND INSTRUCTIONS

For Holders of Class C Common Stock of

Dell Technologies Inc.

Related to the Offer to Purchase Dated March 31, 2017

These instructions are being distributed to all holders of Class C Common Stock of Dell Technologies Inc. regarding participation in the tender offer described in the Offer to Purchase dated March 31, 2017 (the “Offer to Purchase”), which has been delivered to you together with this tender election form. Pursuant to the tender offer, Dell Technologies Inc., which is sometimes referred to herein as the “Company,” “Dell Technologies,” “our,” “us” or “we,” is offering to purchase shares of Class C Common Stock on the terms and subject to the conditions set forth in the Offer to Purchase and this tender election form. We refer to the Offer to Purchase and the tender election form, together with any amendments or supplements and the other documents accompanying the Offer to Purchase, as the “offer.”

THE OFFER TO PURCHASE CONTAINS IMPORTANT INFORMATION WITH RESPECT TO THE OFFER. YOU SHOULD READ THE OFFER TO PURCHASE CAREFULLY AND IN ITS ENTIRETY BEFORE MAKING ANY DECISIONS REGARDING THE TENDER OF YOUR SHARES.

This tender election form is being delivered to you so that you may tender your shares of Class C Common Stock, if you choose to do so. If you wish to retain the shares you own, you do not need to take any action.

If you choose to tender your Class C Common Stock, then we must receive a properly completed and delivered tender election form from you before 11:59 p.m., New York City time, on May 1, 2017, which date and time we refer to as the “expiration date” (unless we extend this expiration date). You may revise the amount of your tendered shares at any time before the expiration date by delivering a new, properly completed tender election form. You also may withdraw some or all of any tendered shares at any time before the expiration date by delivering a new, properly completed tender election form including revised information (which may include a tender of zero shares of Class C Common Stock).

The contractual transfer restrictions to which you are subject may limit the number of shares that you may sell in the offer. The tender election form sets forth the maximum number of shares of Class C Common Stock, if any, that are eligible for sale in the offer under the contractual transfer restrictions applicable to you.

An account has been established in your name at American Stock Transfer & Trust Company (AST&T). You can view your full share information by logging into your account at http://www.amstock.com using your account number and social security number (or your password, if you have established one). See the attached tender election form for your account number.

If you wish to tender shares in the offer, you must complete and sign this tender election form and return it to Dell Executive Compensation before the expiration date at:

Dell Technologies Inc.

Attention: Stock Option Administrator

One Dell Way, RR1-38

Round Rock, Texas 78682

E-Mail: Stock_Option_Administrator@Dell.com

Fax: + 1 (512) 283-0561

If you have any questions about the offer, including questions about the number of shares you currently hold that are available under your contractual transfer restrictions to be sold in the offer, please contact the Stock Option Administrator in accordance with the contact information set forth above at your earliest convenience. Before you decide whether to participate in the offer, the Company recommends that you consult with your own financial and legal advisors as to the consequences of participating or not participating in the offer, and also recommends that you review the information about the Company that has been included or incorporated by reference into the Offer to Purchase.

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TENDER ELECTION FORM

For Tender of Shares of Class C Common Stock of

DELL TECHNOLOGIES INC.

Pursuant to the Offer to Purchase Dated March 31, 2017

Reference is made to the Offer to Purchase dated March 31, 2017 (the “Offer to Purchase”). Capitalized terms used in this tender election form but not defined herein shall have the meanings ascribed to them in the Offer to Purchase. The Offer to Purchase and this tender election form, together with any amendments or supplements and the other documents accompanying the Offer to Purchase, are referred to as the “offer.”

In the table below, the column “Eligible Shares” sets forth the maximum number of shares of Class C Common Stock that may be disposed of in the offer by the stockholder to whom this tender election form is delivered (and, if applicable, his or her Permitted Transferees, as defined in the Management Stockholders Agreement), after giving effect to the contractual transfer restrictions applicable to such stockholder and Permitted Transferees. If applicable, the table below also sets forth any shares of Class A Common Stock that may be converted into Class C Common Stock and tendered in the offer.

I hereby (please check one of the boxes below):

☐	Elect to tender all the “Eligible Shares” set forth in the table below (including, if applicable, Eligible Shares held by my Permitted Transferees and Eligible Shares of Class C Common Stock that are issuable upon conversion of Class A Common Stock), and I hereby elect to convert any such shares of Class A Common Stock indicated in the table below, with such conversion contingent upon completion of the offer and acceptance of the underlying shares of Class C Common Stock for purchase by the Company in the offer.

☐	Elect to tender only a portion of my “Eligible Shares,” as I have specified in the “Tendered Shares” column of the table below (including, if applicable, Eligible Shares held by my Permitted Transferees and Eligible Shares of Class C Common Stock that are issuable upon conversion of Class A Common Stock), and I hereby elect to convert any such shares of Class A Common Stock indicated in the “Tendered Shares” column, with such conversion contingent upon completion of the offer and acceptance of the underlying shares of Class C Common Stock for purchase by the Company in the offer. If no Tendered Shares are indicated in a row, I elect zero for that portion. (Please fill numbers in the column “Tendered Shares” in the table below to indicate the shares you wish to tender.)

Partial Election to Tender in March 31, 2017 Offer to Purchase
Share Class Code	AST&T Account #	AST&T Certificate #	Issue Date	Eligible Shares	Tendered Shares Please Specify

Subject to and effective upon acceptance for payment of, and payment for, the shares of Class C Common Stock tendered with this tender election form in accordance with, and subject to, the terms and conditions of the offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the shares that are being tendered hereby and irrevocably constitutes and appoints the Company the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such tendered shares, to transfer ownership of such tendered shares on the account books maintained by or on behalf of the Company, together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company upon receipt by the undersigned of the aggregate purchase price with respect to such tendered shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered hereby and that, when the same are accepted for payment by the Company, the Company will acquire good, marketable and unencumbered title to such shares, free and clear of all liens, security interests, restrictions, charges, claims, encumbrances, conditional sales agreements or other similar obligations relating to the sale or transfer of the tendered shares, and the same will not be subject to any adverse claim or right. The undersigned will, on request by the Company, execute any stock power or additional documents deemed by the Company to be necessary or appropriate to complete the sale, assignment and transfer of the shares tendered hereby.

All authority conferred or agreed to be conferred pursuant to this tender election form shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned understands that:

1. the valid tender of shares pursuant to any of the procedures described in Section 2 of the Offer to Purchase and in the instructions to this tender election form constitutes the undersigned’s acceptance of the terms and conditions of the offer, and the Company’s acceptance of the tendered shares will constitute a binding agreement between the undersigned and the Company on the terms and subject to the conditions of the offer, which agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware;

2. all shares properly tendered prior to the expiration date and not properly withdrawn will be purchased in the offer, upon the terms and subject to the conditions of the offer;

3. if the shares being tendered are represented by stock certificates, the undersigned is delivering with this tender election form all certificates representing such tendered shares (or will deliver affidavits and other evidence reasonably requested by the Company with respect to lost, damaged or destroyed stock certificates), and the Company will return at its expense all tendered shares it does not purchase, promptly following the expiration date;

4. under the circumstances set forth in the Offer to Purchase, the Company expressly reserves the right, in its reasonable discretion, to terminate the offer at any time and from time to time, upon the occurrence of any of the events set forth in Section 5 of the Offer to Purchase and to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and payment for, any shares by giving written notice as required by law. During any such extension, all shares previously tendered and not properly withdrawn will remain subject to the offer and to the rights of a tendering stockholder to withdraw such stockholder’s shares;

5. the Company has advised the undersigned to consult with the undersigned’s own advisors as to the consequences of tendering shares pursuant to the offer;

6. THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) STOCKHOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE OF ANY TENDER OF CLASS C COMMON STOCK WOULD NOT COMPLY WITH THE LAWS OF SUCH JURISDICTION; and

7. the undersigned recognizes that under certain circumstances set forth in the offer, the Company may not be required to accept for payment, purchase or pay for any shares tendered hereby.

The undersigned agrees to all of the terms and conditions of the offer.

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By signing below, the undersigned expressly agrees to the terms and conditions set forth above. (Must be signed by each individual and related entity that is tendering shares.)

INDIVIDUAL STOCKHOLDER:
Signature
Print Name
Date of Signing
NON-INDIVIDUAL STOCKHOLDER:
Name of Entity
Signature of Person Authorized to Sign
Print Name of Person Who Signs
Date of Signing

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